AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999
                                                         FILE NO. 333-63133
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      Post-effective Amendment No. 1
                                    to
                                 FORM S-1
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MANNATECH, INCORPORATED
          (Exact Name of Registrant as Specified in Its Charter)
                          _______________________

            Texas                                          75-2508900
(State or other Jurisdiction of                         (I.R.S. Employer
       Incorporation or                               Identification No.)
        Organization)

                       600 S. Royal Lane, Suite 200
                           Coppell, Texas 75019
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Charles E. Fioretti
             Chairman of the Board and Chief Executive Officer
                          Mannatech, Incorporated
                       600 S. Royal Lane, Suite 200
                           Coppell, Texas 75019
       (Name, and address, including zip code, and telephone number, including area code, of agent for service)
                          _______________________
                                COPIES TO:
                       J. Kenneth Menges, Jr., P.C.
                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            1700 Pacific, Suite
                            Dallas, Texas 75201
                              (214) 969-2800
                          _______________________

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     By this Post-effective Amendment No. 1, the Registrant is amending its
Registration Statement on Form S-1 (File No. 333-63133), effective February 23, 1999, to reduce the number of shares of its common stock, par value $0.0001 per share ("Common Stock"), registered pursuant to such Registration Statement from 5,295,015 shares of Common Stock to 3,056,016 shares of Common Stock, as set forth below.

Total amount of securities registered
prior to Amendment:                       5,295,015 shares
                                          Common Stock

Reduced by:
     Shares to be de-registered
     pursuant to this Amendment
     No. 1, effective February 23,
     1999 (represents shares initially
     registered under the Registration
     Statement on Form S-1 but not
     sold in the offering, which was
     made under Rule 415 of the
     Securities Act of 1933, as amended): 2,238,999 shares
                                          Common Stock

Total amount of securities registered
after Amendment:                          3,056,016 shares
                                          Common Stock

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and as authorized by Rule 478 of that Act, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, its duly authorized agent for service, in the City of Dallas, State of Texas, on February 19, 1999.

                              MANNATECH, INCORPORATED



                              By:  /s/ Charles E. Fioretti
                                   -------------------------------------
                                   Charles E. Fioretti
                                   Chairman and Chief Executive Officer